UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2001

                                                            ALLTEL CORPORATION
(Exact name of registrant as specified in its charter)

     Delaware                                                              1-4996                                                      34-0868285
(State or other jurisdiction of                      (Commission File Number)                                  (I.R.S. Employer
   incorporation or organization)                                                                                              Identification No.)

       One Allied Drive, Little Rock, Arkansas                                                                                          72202
     (Address of principal executive offices)                                                                                          (Zip Code)

     Registrant's telephone number, including area code                                                                  (501) 905-8000

                                                                              Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5.	Other Events

     On August 14, 2001, ALLTEL Corporation ("ALLTEL") announced that it had made a merger proposal to CenturyTel, Inc. ("CenturyTel") under which CenturyTel stockholders would receive a choice of either $43.00 per share in cash or 0.6934 ALLTEL shares, subject to proration of 50% cash and 50% ALLTEL shares.

A press release, dated August 14, 2001, announcing the merger proposal was issued by ALLTEL and is filed as an exhibit hereto and incorporated by reference herin.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

99.1 Press Release dated August 14, 2001 of ALLTEL Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            ALLTEL CORPORATION
(Registrant)

                             By: /s/ Jeffery R. Gardner
Jeffery R. Gardner
Senior Vice President - Chief Financial Officer
(Principal Financial Officer)
August 15, 2001

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits	Page Number

99.1	Press Release of ALLTEL Corporation dated August 14, 2001	5

4

Exhibit 99.1

August 14, 2001

ALLTEL makes proposal to merge with CenturyTel, Inc.
Offers $43.00 per share in cash or 0.6934 ALLTEL shares (subject to proration)
 Merger would create rural communications powerhouse

     LITTLE ROCK, Ark. - ALLTEL today announced that it has made a merger proposal to CenturyTel, Inc. (NYSE:CTL) under which CenturyTel stockholders would receive a choice of either $43.00 per share in cash or 0.6934 ALLTEL shares, subject to proration. The total value of this offer is over $9 billion including assumed debt. The value of this offer represents approximately a 40% premium over CenturyTel's closing stock price today, and a 46.8% premium over CenturyTel's average share price over the past six months. ALLTEL's stock has outperformed CenturyTel's stock, on a total return basis, over the last three and five year periods by 65.7% and 30.2%, respectively.

     The proposed merger would create a rural communications powerhouse with about 7.2 million wireless customers and 58 million POPs, 4.4 million wireline customers, approximately $10 billion in revenue, $4 billion in operating cash flow, a solid investment grade credit rating, and expanded scale and scope and associated revenue and expense improvement opportunities. ALLTEL expects the transaction to be minimally dilutive to its cash earnings in the first year and accretive thereafter based on reasonable synergies.

     ALLTEL Chairman and Chief Executive Officer Joe T. Ford said, "This is a compelling transaction for both companies. It would combine the highly complementary wireless and wireline markets of the two companies to create substantially expanded scale and scope and new opportunities for superior shareholder return."

     Under ALLTEL's proposal, CenturyTel stockholders would receive a choice of either $43.00 per share in cash or 0.6934 shares of ALLTEL common stock, subject to a proration of 50% cash and 50% ALLTEL shares. This proposal was set forth in the following letter sent today by Scott T. Ford, President and Chief Operating Officer, of ALLTEL to Glen F. Post, III, Vice Chairman, President and Chief Executive Officer, of CenturyTel.

August 14, 2001

Mr. Glen F. Post, III
Vice Chairman, President and Chief Executive Officer
CenturyTel, Inc.
100 CenturyTel Drive
Monroe, Louisiana 71203

Dear Glen:

     As you know from our discussions over recent weeks and my ensuing letter, dated July 26, 2001, to you, we at ALLTEL believe that a combination of our two companies would create a dynamic rural communications company with greatly expanded scale and scope and the opportunity to enhance revenue growth, reduce costs, and improve operating efficiencies. With combined revenue of approximately $10 billion and combined operating cash flow of $4 billion, the merged company would be a rural communications powerhouse with the financial base and market position to both enhance growth and capitalize on future opportunities as the telecom industry continues to consolidate. This financial base and market position would deliver superior returns to our shareholders and benefits to our customers, employees, suppliers, and other constituencies.

     Unfortunately, on Friday, August 10, 2001, you advised us, for the second time, that the CenturyTel Board has rejected our offer to merge the two companies, citing, as the basis for that rejection, that CenturyTel "is not for sale" and plans, instead, to pursue separating its wireless and wireline businesses.

     CenturyTel's plan to separate these businesses, coupled with ALLTEL's continued hope that the CenturyTel Board will reconsider ALLTEL's July 26 merger proposal, has prompted us to deliver this letter resubmitting a written offer to merge CenturyTel and ALLTEL. In resubmitting this offer, we continue in our strong belief that a merger of CenturyTel and ALLTEL would, both in the near-term and long-term, provide a far superior return to CenturyTel's stockholders than CenturyTel would otherwise achieve. ALLTEL's stock has outperformed CenturyTel's stock, on a total return basis, over the last three and five year periods by 65.7 and 30.2 percentage points, respectively.

     Accordingly, ALLTEL is resubmitting the proposal set forth in my July 26 letter to combine with CenturyTel in a merger transaction in which CenturyTel's shareholders would have the choice of receiving either $43.00 per share in cash or 0.6934 shares of ALLTEL common stock, subject to a proration of 50% cash and 50% ALLTEL shares. Naturally, as you would expect, this offer is conditioned on CenturyTel not disposing of or acquiring any significant assets, including without limitation, any separation of CenturyTel's wireless and wireline businesses referred to above. This offer represents a 40% premium over CenturyTel's closing stock price today and a 46.8% premium over the average CenturyTel closing stock price for the prior six months.

     A merger between our two companies would allow CenturyTel to avoid the significant risks and potential tax inefficiencies of separating CenturyTel's wireless and wireline businesses. Under these circumstances, we believe that your stockholders would agree with this assessment and enthusiastically support the merger. We note that seven of CenturyTel's top ten institutional shareholders are also holders of ALLTEL stock.

     Given the strength of ALLTEL's balance sheet, we are confident that the combined company would have a strong investment grade credit rating, a view shared by our financial advisors, Merrill Lynch & Co. and Stephens Inc., who are prepared to commit to arrange financing for this transaction.

     We expect that a combination of our companies would have no significant contingencies other than customary conditions that would be included in the definitive merger agreement. We are ready to undertake a mutual due diligence review at your earliest convenience and to meet with your team to negotiate a merger agreement at any time.

     In light of the significance of this offer to the CenturyTel and the ALLTEL stockholders, we are publicly releasing the text of this letter.

     We are enthusiastic about the potential of this merger. Accordingly, we would appreciate the CenturyTel Board's reconsideration of our offer. We hope you will work with us to make this offer a reality.

Very truly yours,

Scott T. Ford

___________________________________________________________________________________

     Merrill Lynch & Co. and Stephens Inc. are financial advisors to ALLTEL. Skadden, Arps, Slate, Meagher & Flom LLP is legal advisor to ALLTEL.

     ALLTEL will hold a conference call at 7:30 a.m. CDT on Wednesday, August 15, 2001, to discuss the proposal. Interested parties can access the call by dialing 877-493-2983 five minutes prior to the start time. A replay of the call will be available beginning at 10:30 a.m. CDT on August 15, and ending at 11:00 p.m. CDT on August 17. The replay can be accessed by calling 800-642-1687, passcode 1608917.

     The conference call will also be streamed live over the company's Web site at www.alltel.com/investors-index.html. A replay of the call will be available two hours following the Web cast.

     ALLTEL, with more than 10 million communications customers and more than $7 billion in annual revenues, is a leader in the communications and information services industries. ALLTEL has communications customers in 24 states and provides information services to telecommunications, financial and mortgage clients in 55 countries and territories.

     Subject to future developments, ALLTEL may file with the Securities and Exchange Commission (the "Commission") a registration statement containing a prospectus and other documents concerning a transaction at a date or dates subsequent hereto. Investors and security holders are urged to read any such documents that may be filed by ALLTEL with the Commission regarding a potential transaction if and when they become available. Any such prospectus or other documents filed in connection with a proposed transaction would contain important information. Investors and security holders would be able to obtain a free copy of such documents, when they become available, at the Commission's web site www.sec.gov. Any such documents could also be obtained for free from ALLTEL, One Allied Drive, Little Rock, AR 72202, Attention: Vice President - Investor Relations. The materials set forth herein are not intended to constitute an offer to purchase any securities of CenturyTel, nor an offer to sell any securities of ALLTEL that might be issued in a potential business combination transaction involving ALLTEL and CenturyTel, within the meaning of the Securities Act of 1933, as amended, and ALLTEL disclaims that it has made any such offer.

Caution Concerning Forward-Looking Statements

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. The factors that could cause actual results of ALLTEL or a combined ALLTEL and CenturyTel to differ materially, many of which are beyond the control of ALLTEL include, but are not limited to, the following: (1) the businesses of ALLTEL and CenturyTel may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected benefits and synergies from the combination may not be realized within the expected time frame or at all; (3) revenues following the transaction may be lower than expected; (4) operating costs, customer loss and business disruption including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers, may be greater than expected following the transaction; (5) generating the incremental growth in the customer base of the combined company may be more costly or difficult than expected; (6) the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; (7) the effects of legislative and regulatory changes; (8) the introduction of new technologies and competitors; (9) changes in labor, equipment and capital costs; (10) future acquisitions, strategic partnerships and divestitures; (11) general business and economic conditions; and (12) other risks described from time to time in ALLTEL's and CenturyTel's periodic reports filed with the Securities and Exchange Commission. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues" or the negative or other forms of those words or other comparable words to be uncertain and forward-looking. This cautionary statement applies to all forward-looking statements in this press release.

- end -

ALLTEL, NYSE: AT

www.alltel.com